Exhibit 99.1

Dthera Sciences Approved for Trading on OTCQB® Venture Market; Provides Corporate Update

SAN DIEGO, CA (September 20, 2017) - Dthera Sciences (OTCQB:DTHR), a digital therapeutics company focused on developing innovative digital quality of life therapies for neurodegenerative diseases and oncology, announced today that its common stock has been approved for trading on the OTCQB® Venture Market.

OTCQB membership provides enhanced investor benefits including higher reporting standards, increased analyst coverage and access to news services, as well as more comprehensive compliance requirements.

The Company also announced the completion of a capitalization restructuring. As a result of the recent restructuring, the Company now has a total of 45,847,919 shares issued and outstanding.

"We are pleased to have completed our recent restructuring and to now qualify for trading on the OTCQB. This marks an important step in our plan to build a world class digital health company which will create value for our shareholders and positively impact the lives of patients and their families," commented Dthera CEO Edward Cox.

The Company’s lead product, ReminX, is an innovative digital therapeutic designed to reduce anxiety and improve quality of life in people diagnosed with early to mid-stage Alzheimer’s disease and Dementia. The unique technology uses a scalable form of reminiscence therapy and is currently being made available to an initial cohort of paying customers. The Company looks forward to expanding its marketing efforts and growing its customer base during Q4 2017.

Dthera is also planning to initiate additional clinical research studies during Q4 2017 to broaden the indications for which its core digital therapeutic products can be used.

About Dthera Sciences

Dthera Sciences, based in San Diego, CA, is a digital therapeutics company focused on developing innovative digital ‘quality of life’ therapies for neurodegenerative diseases and oncology. The Company's lead product, ReminX, is an artificial-intelligence-powered digital therapeutic designed to reduce anxiety and improve quality of life in patients with Alzheimer's disease and Dementia. For more information, please visit www.dthera.com and www.reminx.com

About Digital Therapeutics

Digital Therapeutics is a new subsection of digital health that strives to directly deliver a therapy via use or interaction with software technology. The goal of Digital Therapeutics is to mirror an effective treatment and use technology to scale it to a larger patient population, thereby amplifying doctors' and nurses' care, changing patient behavior, and most importantly, reducing cost of care.

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About Alzheimer’s and Reminiscence Therapy

Alzheimer’s disease is the 6th leading cause of death in the United States. Currently, more than 5 million Americans are living with Alzheimer’s disease in the United States alone. In 2017, the direct cost to American society of caring for those with Alzheimer’s disease and other dementias will total an estimated $259 billion.

Reminiscence Therapy is an established treatment for Alzheimer’s disease that involves reviewing and discussing recognizable memories with patients, typically by looking at photos, and hearing or discussing the familiar stories related to them. Reminiscence Therapy has been in use for nearly 30 years and has proven to be very effective at reducing anxiety and increasing the overall Quality of Life (QoL) in Alzheimer's disease and Dementia patients in numerous clinical trials.

Forward Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of therapeutic products and technologies, as well as the Company’s efforts to increase its customer base and initiate additional clinical trials. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of the statements made, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. These forward-looking statements are made as of the date of this press release, and the Company expressly disclaims any intention or obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

CONTACT INFORMATION

Bret Shapiro

Managing Partner, CoreIR

bret@coreir.com

(561) 479-8566

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